Exhibit 5

                                                              May 23, 2003

PSEG Energy Holdings L.L.C.
80 Park Plaza
Newark, NJ 07101

RE:  PSEG Energy Holdings L.L.C.
     Registration Statement on Form S-4
     $350,000,000 7.75% Senior Notes due 2007

Ladies and Gentlemen:

      I am Associate General Counsel of Public Service Enterprise Group Incorporated and in that capacity have acted as counsel for its wholly-owned subsidiary, PSEG Energy Holdings L.L.C., a New Jersey limited liability company (the Company), in connection with the Company's preparation and filing of a Registration Statement on Form S-4, to be filed with the Securities and Exchange Commission (the Commission) under the Securities Act of 1933, as amended (the
Act) and with which this letter is filed with the Commission as Exhibit 5 (the Registration Statement) relating to an offer (the Exchange Offer) to exchange up to $350,000,000 aggregate principal amount of the Company's 7.75% Senior Notes due 2007 (the Exchange Notes) for a like principal amount of its outstanding 7.75% Senior Notes due 2007 (the Original Notes) to be issued under an indenture dated as of October 8, 1999, as amended by the First Supplemental Indenture dated as of September 30, 2002 (the Indenture) between the Company and Wachovia Bank, National Association (formerly First Union National Bank), as Trustee (the Trustee).

      In connection with this opinion, I, or members of my staff, have examined such documents and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein. In such examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making such examination of documents, I have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action corporate or other and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

      My opinions set forth herein are limited to the laws of the State of New Jersey and federal laws of the United States. I do not express any opinion with respect to the law of any other jurisdiction or the securities or blue sky laws of any state.

      Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that when (a) the Exchange Notes have been duly executed and authenticated in accordance with the terms of the Indenture and delivered upon consummation of the Exchange Offer against receipt of the Original Notes surrendered in exchange therefore in accordance with the terms of the Exchange Offer and (b) the Registration Statement shall have become effective under the Act and the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, the Exchange Notes will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereinafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

      I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. I also consent to the reference to me under the caption Legal Opinions in the Registration Statement.

                                             Very truly yours,

                                             /s/ James T. Foran
                                             -------------------------
                                             James T. Foran
                                             Associate General Counsel